Exhibit 99.1
5321 Corporate Boulevard
Baton Rouge, LA 70808
Lamar Advertising Company Announces
Fourth Quarter and Year End 2010 Operating Results
Baton Rouge, LA — February 23, 2011 — Lamar Advertising Company (Nasdaq: LAMR), a leading owner and operator of outdoor advertising and logo sign displays, announces the Company’s operating results for the fourth quarter ended December 31, 2010.
Fourth Quarter Results
Lamar reported net revenues of $275.7 million for the fourth quarter of 2010 versus $262.3 million for the fourth quarter of 2009, a 5.1% increase. Operating income for the fourth quarter of 2010 was $32.8 million as compared to $20.4 million for the same period in 2009. There was a net loss of $7.1 million for the fourth quarter of 2010 compared to a net loss of $19.7 million for the fourth quarter of 2009.
Adjusted EBITDA (defined as operating income before non-cash compensation, depreciation and amortization and gain on disposition of assets — see reconciliation to net loss at the end of this release) for the fourth quarter of 2010 was $115.4 million versus $106.8 million for the fourth quarter of 2009, an 8.0% increase.
Free cash flow (defined as Adjusted EBITDA less interest, net of interest income and amortization of financing costs, current taxes, preferred stock dividends and total capital expenditures — see reconciliation to cash flows provided by operating activities at the end of this release) for the fourth quarter of 2010 was $59.2 million as compared to $50.4 million for the same period in 2009, a 17.5% increase.
Pro forma net revenue for the fourth quarter of 2010 increased 4.4% and pro forma Adjusted EBITDA increased 7.6% as compared to the fourth quarter of 2009. Pro forma net revenue and Adjusted EBITDA include adjustments to the 2009 period for acquisitions and divestitures for the same time frame as actually owned in the 2010 period. Tables that reconcile reported results to pro forma results and operating income to outdoor operating income are included at the end of this release.
Twelve Months Results
Lamar reported net revenues of $1.09 billion for the twelve months ended December 31, 2010 versus $1.06 billion for the same period in 2009, a 3.4% increase. Operating income for the twelve months ended December 31, 2010 was $139.5 million as compared to $97.6 million for the same period in 2009. Adjusted EBITDA increased to $465.2 million for the twelve months ended December 31, 2010 versus $441.4 million for the same period in 2009. There was a net loss of $40.1 million for the twelve months ended December 31, 2010 as compared to a net loss of $58.0 million for the same period in 2009.
Free cash flow for the twelve months ended December 31, 2010 increased 4.3% to $251.5 million as compared to $241.1 million for the same period in 2009.
Liquidity
As of December 31, 2010, Lamar had $331.6 million in total liquidity that consists of $239.9 million available for borrowing under its revolving senior credit facility and $91.7 million in cash.

Guidance
For the first quarter of 2011 the Company expects net revenue to be approximately $256 million. On a pro forma basis this represents an increase of approximately 4.5%.
Forward Looking Statements
This press release contains forward-looking statements, including the statements regarding guidance for the first quarter of 2011. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected in these forward-looking statements. These risks and uncertainties include, among others; (1) our significant indebtedness; (2) the length and severity of the current recession and the effect that it has on the demand for advertising; (3) the continued popularity of outdoor advertising as an advertising medium; (4) our need for and ability to obtain additional funding for operations, debt refinancing or acquisitions; (5) the regulation of the outdoor advertising industry; (6) the integration of companies that we acquire and our ability to recognize cost savings or operating efficiencies as a result of these acquisitions; (7) the market for our Class A common stock and (8) other factors described in the reports on Forms 10-K and 10-Q and the registration statements that we file from time to time with the SEC. We caution investors not to place undue reliance on the forward-looking statements contained in this document. These statements speak only as of the date of this document, and we undertake no obligation to update or revise the statements, except as may be required by law.
Use of Non-GAAP Measures
Adjusted EBITDA, free cash flow, pro forma results and outdoor operating income are not measures of performance under accounting principles generally accepted in the United States of America (“GAAP”) and should not be considered alternatives to operating income, net loss, cash flows from operating activities, or other GAAP figures as indicators of the Company’s financial performance or liquidity. The Company’s management believes that Adjusted EBITDA, free cash flow, pro forma results and outdoor operating income are useful in evaluating the Company’s performance and provide investors and financial analysts a better understanding of the Company’s core operating results. The pro forma acquisition adjustments are intended to provide information that may be useful for investors when assessing period to period results. Our presentations of these measures may not be comparable to similarly titled measures used by other companies. Reconciliations of these measures to GAAP are included at the end of this release.
Conference Call Information
A conference call will be held to discuss the Company’s operating results on Wednesday, February 23, 2011 at 10:00 a.m. central time. Instructions for the conference call and Webcast are provided below:
Conference Call

All Callers:	1-334-323-0520 or 1-334-323-9871
Passcode:	Lamar

Replay:	1-334-323-7226
Passcode:	45161860
Available through Monday, February 28, 2011 at 11:59 p.m. eastern time.

Live Webcast:	www.lamar.com

Webcast Replay:	www.lamar.com
Available through Monday, February 28, 2011 at 11:59 p.m. eastern time.
General Information
Lamar Advertising Company is a leading outdoor advertising company currently operating over 150 outdoor advertising companies in 44 states, Canada and Puerto Rico, logo businesses in 22 states and the province of Ontario, Canada and over 60 transit advertising franchises in the United States, Canada and Puerto Rico.

Company Contact:	Keith A. Istre
Chief Financial Officer
(225) 926-1000
KI@lamar.com

LAMAR ADVERTISING COMPANY AND
SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2010	2009	2010	2009
Net revenues	$275,684	$262,315	$1,092,291		$1,056,065

Operating expenses (income)
Direct advertising expenses	100,495	99,670	398,467		397,725
General and administrative expenses	49,283	46,064	188,202		177,947
Corporate expenses	10,522	9,753	40,472		39,014
Non-cash compensation	5,124	2,775	17,839		12,462
Depreciation and amortization	78,579	83,933	312,703		336,725
Gain on disposition of assets	(1,144)	(329)	(4,900)		(5,424)

	242,859	241,866	952,783		958,449

Operating income	32,825	20,449	139,508		97,616

Other expense (income)
Gain on disposition of investment	—	—	—		(1,445)
Loss (gain) on extinguishment of debt, net	—	350	17,398		(3,320)
Interest income	(177)	(85)	(367)		(527)
Interest expense	44,726	51,962	186,048		197,047

	44,549	52,227	203,079		191,755

Loss before income tax	(11,724)	(31,778)	(63,571)		(94,139)
Income tax benefit	(4,605)	(12,096)	(23,469)		(36,101)

Net loss	(7,119)	(19,682)	(40,102)		(58,038)
Preferred stock dividends	92	92	365		365

Net loss applicable to common stock	$(7,211)	$(19,774)	$(40,467)	$	(58,403)

Earnings per share:
Basic loss per share	$(0.08)	$(0.22)	$(0.44)		$(0.64)

Diluted loss per share	$(0.08)	$(0.22)	$(0.44)		$(0.64)

Weighted average common shares outstanding:
- basic	92,491,327	91,880,167	92,261,157		91,730,109
- diluted	92,959,871	92,394,975	92,673,650		91,836,094

OTHER DATA
Free Cash Flow Computation:
Adjusted EBITDA	$115,384	$106,828	$465,150		$441,379
Interest, net of interest income	(44,549)	(51,877)	(185,681)		(196,520)
Amortization included in interest expense	4,355	3,719	16,934		19,442
Current tax (expense) benefit	(150)	1,627	(1,119)		15,981
Preferred stock dividends	(92)	(92)	(365)		(365)
Total capital expenditures (1)	(15,740)	(9,805)	(43,452)		(38,815)

Free cash flow	$59,208	$50,400	$251,467		$241,102

(1)	See the capital expenditures detail included below for a breakdown by category.

	December 31,	December 31,
	2010	2009
Selected Balance Sheet Data:
Cash and cash equivalents	$91,679	$112,253
Working capital	155,829	104,229
Total assets	3,648,961	3,943,541
Total debt (including current maturities)	2,409,140	2,674,912
Total stockholders’ equity	818,523	831,798

	Three months ended		Twelve months ended
	December 31,		December 31,
	2010	2009	2010	2009
Other Data:
Cash flows provided by operating activities	$132,641	$102,321	$322,820	$293,743
Cash flows used in investing activities	16,553	10,212	41,480	29,039
Cash flows used in financing activities	63,036	28,972	302,429	168,349

Reconciliation of Free Cash Flow to Cash Flows Provided by Operating Activities:
Cash flows provided by operating activities	$132,641	$102,321	$322,820	$293,743
Changes in operating assets and liabilities	(54,222)	(37,799)	(18,800)	(798)
Total capital expenditures	(15,740)	(9,805)	(43,452)	(38,815)
Preferred stock dividends	(92)	(92)	(365)	(365)
Other	(3,379)	(4,225)	(8,736)	(12,663)

Free cash flow	$59,208	$50,400	$251,467	$241,102

Reconciliation of Adjusted EBITDA to Net loss:
Adjusted EBITDA	$115,384	$106,828	$465,150	$441,379
Less:
Non-cash compensation	5,124	2,775	17,839	12,462
Depreciation and amortization	78,579	83,933	312,703	336,725
Gain on disposition of assets	(1,144)	(329)	(4,900)	(5,424)

Operating Income	32,825	20,449	139,508	97,616

Less:
Interest income	(177)	(85)	(367)	(527)
Gain on disposition of investment	—	—	—	(1,445)
Loss (gain) extinguishment of debt	—	350	17,398	(3,320)
Interest expense	44,726	51,962	186,048	197,047
Income tax benefit	(4,605)	(12,096)	(23,469)	(36,101)

Net loss	$(7,119)	$(19,682)	$(40,102)	$(58,038)

	Three months ended
	December 31,
	2010	2009	% Change
Reconciliation of Reported Basis to Pro Forma (a) Basis:
Net revenue	$275,684	$262,315	5.1%
Acquisitions and divestitures	—	1,841

Pro forma net revenue	$275,684	$264,156	4.4%

Direct advertising and G&A expenses	$149,778	$145,734	2.8%
Acquisitions and divestitures	—	1,432

Pro forma direct advertising and G&A expenses	$149,778	$147,166	1.8%

Outdoor operating income	$125,906	$116,581	8.0%
Acquisitions and divestitures	—	409

Pro forma outdoor operating income	$125,906	$116,990	7.6%

Corporate expenses	$10,522	$9,753	7.9%
Acquisitions and divestitures	—	—

Pro forma corporate expenses	$10,522	$9,753	7.9%

Adjusted EBITDA	$115,384	$106,828	8.0%
Acquisitions and divestitures	—	409

Pro forma Adjusted EBITDA	$115,384	$107,237	7.6%

(a)	Pro forma net revenues, direct advertising and general and administrative expenses, outdoor operating income, corporate expenses and Adjusted EBITDA include adjustments to 2009 for acquisitions and divestitures for the same time frame as actually owned in 2010.

	Three months ended
	December 31,
	2010	2009
Reconciliation of Outdoor Operating Income to Operating Income:
Outdoor operating income	$125,906	$116,581
Less: Corporate expenses	10,522	9,753
Non-cash compensation	5,124	2,775
Depreciation and amortization	78,579	83,933
Plus: Gain on disposition of assets	1,144	329

Operating income	$32,825	$20,449

	Three months ended		Twelve months ended
	December 31,		December 31,
	2010	2009	2010	2009
Capital expenditure detail by category
Billboards — traditional	$4,165	$954	$9,506	$7,401
Billboards — digital	4,639	3,586	13,214	15,178
Logo	2,296	1,999	8,483	5,275
Transit	150	2,365	876	5,488
Land and buildings	1,810	29	2,531	578
Operating equipment	2,680	872	8,842	4,895

Total capital expenditures	$15,740	$9,805	$43,452	$38,815